Exhibit 99.2
AvalonBay Communities, Inc.
For Immediate News Release
April 30, 2008
AVALONBAY COMMUNITIES, INC. ANNOUNCES
FIRST QUARTER 2008 OPERATING RESULTS
(Alexandria, VA) AvalonBay Communities, Inc. (NYSE: AVB) reported today that Net Income Available to Common Stockholders for the quarter ended March 31, 2008 was $46,275,000. This resulted in Earnings per Share — diluted (“EPS”) of $0.60 for the quarter ended March 31, 2008, compared to $0.56 for the comparable period of 2007, a per share increase of 7.1%.
Funds from Operations attributable to common stockholders — diluted (“FFO”) for the quarter ended March 31, 2008 was $96,117,000, or $1.24 per share, compared to $89,118,000, or $1.11 per share, for the comparable period of 2007. FFO per share increased 11.7%, due primarily to contributions from improved community operating results and newly developed communities. FFO per share includes $0.01 per share for the quarter ended March 31, 2007 related to the sale of a land parcel. Adjusting for this land sale, FFO per share increased 12.7% over the prior year period.
Commenting on the Company’s results, Bryce Blair, Chairman and CEO, said, “Our strong FFO growth of 12.7% reflects the continued healthy fundamentals in our markets, the strength of our balance sheet and the contributions from our investment activity. The Company remains well positioned to continue to deliver earnings growth in 2008 and the financial flexibility to respond to challenging economic and capital markets conditions.”
Operating Results for the Quarter Ended March 31, 2008 Compared to the Prior Year Period
For the Company, including discontinued operations, total revenue increased by $19,482,000, or 9.9% to $216,188,000. For Established Communities, rental revenue increased 4.4%, comprised of an increase in Average Rental Rates of 4.1% and an increase in Economic Occupancy of 0.3%. As a result, total revenue for Established Communities increased $6,440,000 to $155,608,000. Operating expenses for Established Communities increased $1,966,000, or 4.2% to $49,310,000. Accordingly, Net Operating Income (“NOI”) for Established Communities increased by $4,474,000, or 4.4%, to $106,298,000.
The following table reflects the percentage changes in rental revenue, operating expenses and NOI for Established Communities from the first quarter of 2007 to the first quarter of 2008:

1Q 08 Compared to 1Q 07

	Rental	Operating		% of
	Revenue	Expenses	NOI	NOI (1)
New England	3.5%	6.7%	1.3%	19.8%
Metro NY/NJ	3.3%	6.7%	1.7%	24.3%
Mid-Atlantic/Midwest	3.1%	2.2%	3.6%	17.2%
Pacific NW	7.9%	0.2%	11.2%	4.6%
No. California	7.7%	(0.5%)	10.7%	23.0%
So. California	3.3%	7.2%	1.9%	11.1%

Total	4.4%	4.2%	4.4%	100.0%

(1)	Total represents each region’s % of total NOI from the Company, including discontinued operations.
Cash concessions are recognized in accordance with generally accepted accounting principles (“GAAP”) and are amortized over the approximate lease term, which is generally one year. The following table reflects the percentage changes in rental revenue on a GAAP basis and Rental Revenue with Concessions on a Cash Basis for our Established Communities:

1Q 08 vs 1Q 07
Rental Revenue Change with Concessions on a GAAP Basis	4.4%

Rental Revenue Change with Concessions on a Cash Basis	4.5%

Copyright © 2008 AvalonBay Communities, Inc. All Rights Reserved

Development Activity
The Company commenced the development of Avalon Charles Pond during the first quarter of 2008. Avalon Charles Pond, located in Coram, NY, will contain 200 apartment homes when completed for an estimated Total Capital Cost of $46,500,000.
Investment Management Fund Activity
AvalonBay Value Added Fund, L.P. (the “Fund”) is a private, discretionary investment vehicle in which the Company holds an equity interest of approximately 15%.
During the first quarter of 2008, the Company completed the redevelopment of Avalon at Poplar Creek, located in Schaumburg, IL on behalf of the Fund. This community contains 196 apartment homes and was completed for a Total Capital Cost of $3,100,000, excluding costs incurred prior to the start of redevelopment.
During the first quarter of 2008, the Company commenced the redevelopment of South Hills Apartments, located in West Covina, CA on behalf of the Fund. South Hills Apartments contains 85 apartment homes and will be redeveloped for an expected Total Capital Cost of $4,400,000, excluding costs incurred prior to the start of redevelopment.
The Fund has invested $782,066,000 as of March 31, 2008. Management expects the Fund to invest approximately $36,000,000 of additional funds to redevelop the assets acquired. The investment period for the Fund concluded in March 2008. Accordingly, no new acquisitions for the Fund will be considered.
Financing, Liquidity and Balance Sheet Statistics
In February 2008, the Board of Directors authorized an increase of $200,000,000 in the common stock repurchase program, expanding the total amount the Company can acquire to $500,000,000. During the first quarter of 2008, the Company repurchased 482,100 shares at an average price of $87.42 per share, bringing the total amount of common stock repurchased under this program to approximately $300,000,000.
In January 2008, the Company repaid $50,000,000 of unsecured notes with an annual interest rate of 6.625% pursuant to their scheduled maturity.
As of March 31, 2008, the Company had $798,500,000 outstanding under its $1,000,000,000 unsecured credit facility. At March 31, 2008, the Company had unrestricted cash of $270,320,000, as well as cash in escrow of $128,190,000 which is available for development activity. Leverage, calculated as total debt as a percentage of Total Market Capitalization, was 32.8% at March 31, 2008. Unencumbered NOI for the year ended March 31, 2008 was 80.2% and Interest Coverage for the first quarter of 2008 was 4.1 times.
On March 31, 2008, the Company executed two separate five-year, interest only mortgage loans for an aggregate borrowing of approximately $264,697,000 at a weighted average effective interest rate of approximately 4.78%. One mortgage loan for approximately $170,125,000 is secured by Avalon at Arlington Square, located in Arlington, VA. The second mortgage loan for approximately $94,572,000 is secured by Avalon at Cameron Court, located in Alexandria, VA.
In April 2008, the Company executed a seven-year, interest only mortgage loan, borrowing approximately $110,600,000 at an effective interest rate of 5.48%. The mortgage is secured by Avalon Crescent, located in McLean, Virginia.
The Company used the net proceeds of approximately $373,286,000 from these three secured financings to pay down a portion of the outstanding balance on our unsecured credit facility in April 2008.
Also in April 2008, the Company redeemed $10,000,000 of its $150,000,000, 7.5% unsecured notes that mature in August 2009. The notes were redeemed for $10,287,500. The Company will include the excess cost paid over par, as well as the proportionate share of deferred financing charges for the notes redeemed as a charge to earnings in the second quarter of 2008.
Second Quarter 2008 Financial Outlook
For the second quarter of 2008, the Company expects EPS in the range of $1.94 to $1.98 and expects Projected FFO per share in the range of $1.22 to $1.26.
The Company expects to release its second quarter 2008 earnings on July 30, 2008 after the market closes. The Company expects to hold a conference call on July 31, 2008 at 1:00 PM EDT to discuss the second quarter 2008 results.
Second Quarter 2008 Conference/Event Schedule
The Company is scheduled to participate in the following conferences during the second quarter of 2008:

2Q 2008 Conference Schedule

Event/Conference	Date
AvalonBay New York Community Tour	June 3
NAREIT Institutional Investor Forum	June 4-6
Wachovia Securities Equity Conference	June 23-27

Copyright © 2008 AvalonBay Communities, Inc. All Rights Reserved

The Company is scheduled to present and conduct a question and answer session at each of the conferences. Management may discuss the Company’s current operating environment; operating trends; development, redevelopment, disposition and acquisition activity; financial outlook and other business and financial matters affecting the Company. Details on how to access a webcast of each event and/or related materials will be available beginning June 1, 2008 on the Company’s website at http://www.avalonbay.com/events.
Other Matters
The Company will hold a conference call on May 1, 2008 at 1:00 PM EDT to review and answer questions about this release, its first quarter results, the Attachments (described below) and related matters. To participate on the call, dial 1-877-510-2397 domestically and 1-706-634-5877 internationally.
To hear a replay of the call, which will be available from May 1, 2008 at 3:00 PM EDT to May 8, 2008 at 11:59 PM EDT, dial 1-800-642-1687 domestically and 1-706-645-9291 internationally, and use Access Code: 42406161.
A webcast of the conference call will also be available at http://www.avalonbay.com/earnings, and an on-line playback of the webcast will be available for at least 30 days following the call.
The Company produces Earnings Release Attachments (the “Attachments”) that provide detailed information regarding operating, development, redevelopment, disposition and acquisition activity. These Attachments are considered a part of this earnings release and are available in full with this earnings release via the Company’s website at http://www.avalonbay.com/earnings. To receive future press releases via e-mail, please submit a request through http://www.avalonbay.com/pressrelease.
About AvalonBay Communities, Inc.
As of March 31, 2008, the Company owned or held a direct or indirect ownership interest in 183 apartment communities containing 52,167 apartment homes in ten states and the District of Columbia, of which 22 communities were under construction and eight communities were under reconstruction. The Company is an equity REIT in the business of developing, redeveloping, acquiring and managing apartment communities in high barrier-to-entry markets of the United States. More information may be found on the Company’s website at the following address http://www.avalonbay.com. For additional information, please contact John Christie, Senior Director of Investor Relations and Research at 1-703-317-4747 or Thomas J. Sargeant, Chief Financial Officer at 1-703-317-4635.
Forward-Looking Statements
This release, including its Attachments, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by the Company’s use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “outlook” and similar expressions that do not relate to historical matters. Actual results may differ materially from those expressed or implied by the forward-looking statements as a result of risks and uncertainties, which include the following: changes in local employment conditions, demand for apartment homes, supply of competitive housing products, and other economic conditions may result in lower than expected occupancy and/or rental rates and adversely affect the profitability of our communities; increases in costs of materials, labor or other expenses may result in communities that we develop or redevelop failing to achieve expected profitability; delays in completing development, redevelopment and/or lease-up may result in increased financing and construction costs and may delay and/or reduce the profitability of a community; debt and/or equity financing for development, redevelopment or acquisitions of communities may not be available on favorable terms; we may be unable to obtain, or experience delays in obtaining, necessary governmental permits and authorizations; or we may abandon development or redevelopment opportunities for which we have already incurred costs. Additional discussions of risks and uncertainties appear in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 under the headings “Risk Factors” and under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements.”
The Company does not undertake a duty to update forward-looking statements, including its expected operating results for the second quarter 2008. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community. The format and extent of future outlooks may be different from the format and extent of the information contained in this release.
Definitions and Reconciliations
Non-GAAP financial measures and other capitalized terms, as used in this earnings release, are defined and further explained on Attachment 13, “Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.” Attachment 13 is included in the full earnings release available at the Company’s website at http://www.avalonbay.com/earnings.

Copyright © 2008 AvalonBay Communities, Inc. All Rights Reserved

FIRST QUARTER 2008
Supplemental Operating and Financial Data
Avalon Dublin Station, situated in the East Bay suburb of Dublin, CA, contains 305 apartment homes and is expected to be completed in the second quarter of 2008 for a Total Capital Cost of $85.8 million. The community’s location adjacent to freeways and a Bay Area Rapid Transit (BART) station affords easy access to employment centers in San Francisco, Oakland and San Jose.
Avalon Dublin Station offers studios, 1, 2 and 3 bedroom apartment homes and townhomes featuring designer kitchens, washer and dryer in every home and spacious walk-in closets. Community amenities include a full-size outdoor swimming pool and spa with sundeck, a state-of-the-art fitness center with cardio theater, clubhouse with resident lounge and game room, bocce ball court and a poolside cucina.

FIRST QUARTER 2008
Supplemental Operating and Financial Data
Table of Contents

Company Profile
Selected Operating and Other Information	Attachment 1
Detailed Operating Information	Attachment 2
Condensed Consolidated Balance Sheets	Attachment 3

Sub-Market Profile
Quarterly Revenue and Occupancy Changes (Established Communities)	Attachment 4
Sequential Quarterly Revenue and Occupancy Changes (Established Communities)	Attachment 5

Development, Redevelopment, Acquisition and Disposition Profile
Summary of Development and Redevelopment Activity	Attachment 6
Development Communities	Attachment 7
Redevelopment Communities	Attachment 8
Summary of Development and Redevelopment Community Activity	Attachment 9
Future Development	Attachment 10
Unconsolidated Real Estate Investments	Attachment 11
Summary of Disposition Activity	Attachment 12

Definitions and Reconciliations
Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms	Attachment 13
The following is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. The projections and estimates contained in the following attachments are forward-looking statements that involve risks and uncertainties, and actual results may differ materially from those projected in such statements. Risks associated with the Company’s development, redevelopment, construction, and lease-up activities, which could impact the forward-looking statements made are discussed in the paragraph titled “Forward-Looking Statements” in the release to which these attachments relate. In particular, development opportunities may be abandoned; Total Capital Cost of a community may exceed original estimates, possibly making the community uneconomical and/or affecting projected returns; construction and lease-up may not be completed on schedule, resulting in increased debt service and construction costs; and other risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Attachment 1
AvalonBay Communities, Inc.
Selected Operating and Other Information
March 31, 2008
(Dollars in thousands except per share data)
(unaudited)

SELECTED OPERATING INFORMATION

	Q1	Q1
	2008	2007	$ Change	% Change
Net Income available to common stockholders	$46,275	$44,345	$1,930	4.4%

Per common share — basic	$0.60	$0.57	$0.03	5.3%
Per common share — diluted	$0.60	$0.56	$0.04	7.1%

Funds from Operations	$96,117	$89,118	$6,999	7.9%
Per common share — diluted	$1.24	$1.11	$0.13	11.7%

Dividends declared — common	$68,697	$67,694	$1,003	1.5%
Per common share	$0.8925	$0.85	$0.0425	5.0%

Common shares outstanding	76,971,919	79,639,601	(2,667,682)	(3.3%)
Outstanding operating partnership units	64,019	129,782	(65,763)	(50.7%)

Total outstanding shares and units	77,035,938	79,769,383	(2,733,445)	(3.4%)

Average shares outstanding — basic	76,600,201	78,431,936	(1,831,735)	(2.3%)
Average operating partnership units outstanding	64,019	144,586	(80,567)	(55.7%)
Effect of dilutive securities	776,672	1,354,226	(577,554)	(42.6%)

Average shares outstanding — diluted	77,440,892	79,930,748	(2,489,856)	(3.1%)

DEBT COMPOSITION AND MATURITIES

		% of Total	Average
		Market	Interest	Remaining
Debt Composition (1)	Amount	Cap	Rate (2)	Maturities (1)
Conventional Debt				2008	$167,223
Long-term, fixed rate	$2,153,209	19.2%		2009	$222,158
Long-term, variable rate	122,951	1.1%		2010	$235,614
Variable rate credit facility	798,500	7.1%		2011	$391,903

Subtotal, Conventional	3,074,660	27.4%	5.9%	2012	$531,408

Tax-Exempt Debt
Long-term, fixed rate	186,418	1.7%
Long-term, variable rate	419,883	3.7%

Subtotal, Tax-Exempt	606,301	5.4%	4.8%

Total Debt	$3,680,961	32.8%	5.7%

(1)	Excludes debt associated with communities classified as held for sale.

(2)	Includes costs of financing such as credit enhancement fees, trustees’ fees, etc.

CAPITALIZED COSTS

			Non-Rev
	Cap	Cap	Capex
	Interest	Overhead	per Home

Q108	$19,663	$7,159	$4
Q407	$20,099	$7,180	$251
Q307	$19,193	$7,008	$93
Q207	$18,393	$6,684	$38
Q107	$15,433	$6,606	$9

COMMUNITY INFORMATION

		Apartment
	Communities	Homes

Current Communities	161	45,151
Development Communities	22	7,016
Development Rights	46	13,266

Attachment 2
AvalonBay Communities, Inc.
Detailed Operating Information
March 31, 2008
(Dollars in thousands except per share data)
(unaudited)

	Q1	Q1
	2008	2007	% Change
Revenue:
Rental and other income	$210,200	$187,171	12.3%
Management, development and other fees	1,638	1,444	13.4%

Total	211,838	188,615	12.3%

Operating expenses:
Direct property operating expenses, excluding property taxes	49,564	44,983	10.2%
Property taxes	19,850	16,994	16.8%
Property management and other indirect operating expenses	10,097	8,439	19.6%
Investments and investment management (1)	1,719	2,024	(15.1%)

Total	81,230	72,440	12.1%

Interest expense, net	(28,005)	(23,186)	20.8%
General and administrative expense	(8,119)	(6,780)	19.7%
Joint venture income and minority interest expense	(72)	(535)	N/A
Depreciation expense	(47,682)	(42,014)	13.5%
Gain on sale of land	—	545	(100.0%)

Income from continuing operations	46,730	44,205	5.7%
Income from discontinued operations (2)	1,720	2,315	(25.7%)

Total discontinued operations	1,720	2,315	(25.7%)

Net income	48,450	46,520	4.1%
Dividends attributable to preferred stock	(2,175)	(2,175)	—

Net income available to common stockholders	$46,275	$44,345	4.4%

Net income per common share — basic	$0.60	$0.57	5.3%

Net income per common share — diluted	$0.60	$0.56	7.1%

(1)	Reflects costs incurred related to investment acquisition, investment management and abandoned pursuits.

(2)	Reflects net income for communities classified as discontinued operations as of March 31, 2008 and communities sold during the period from January 1, 2007 through March 31, 2008. The following table details income from discontinued operations for the periods shown:

	Q1	Q1
	2008	2007
Rental income	$4,350	$8,091
Operating and other expenses	(1,334)	(3,004)
Interest expense, net	(186)	(692)
Depreciation expense	(1,110)	(2,080)

Income from discontinued operations	$1,720	$2,315

Attachment 3
AvalonBay Communities, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	March 31,	December 31,
	2008	2007
Real estate	$6,359,332	$6,176,790
Less accumulated depreciation	(1,267,010)	(1,219,410)

Net operating real estate	5,092,322	4,957,380

Construction in progress, including land	962,038	952,670
Land held for development	305,669	288,423
Operating real estate assets held for sale, net	97,642	98,709

Total real estate, net	6,457,671	6,297,182

Cash and cash equivalents	270,320	21,166
Cash in escrow	128,190	189,171
Resident security deposits	30,662	29,542
Other assets (1)	233,260	199,423

Total assets	$7,120,103	$6,736,484

Unsecured senior notes, net	$1,843,605	$1,893,499
Unsecured facility	798,500	514,500
Notes payable	1,036,461	773,803
Resident security deposits	43,037	41,638
Liabilities related to assets held for sale	30,503	30,340
Other liabilities	376,654	432,898

Total liabilities	$4,128,760	$3,686,678

Minority interest	19,652	23,152
Stockholders’ equity	2,971,691	3,026,654

Total liabilities and stockholders’ equity	$7,120,103	$6,736,484

(1)	Other assets includes $1,074 and $891 relating to assets classified as held for sale as of March 31, 2008 and December 31, 2007, respectively.

Attachment 4
AvalonBay Communities, Inc.
Quarterly Revenue and Occupancy Changes — Established Communities (1)
March 31, 2008

	Apartment
	Homes	Average Rental Rates (2)			Economic Occupancy				Rental Revenue ($000’s) (3)
		Q1 08	Q1 07	% Change	Q1 08	Q1 07	% Change		Q1 08	Q1 07	% Change
New England
Boston, MA	3,067	$2,001	$1,964	1.9%	96.6%	95.6%	1.0%		$17,790	$17,291	2.9%
Fairfield-New Haven, CT	2,284	2,061	2,005	2.8%	96.7%	95.2%	1.5%		13,653	13,089	4.3%

New England Average	5,351	2,027	1,982	2.3%	96.6%	95.4%	1.2%		31,443	30,380	3.5%

Metro NY/NJ
New Jersey	2,422	2,187	2,061	6.1%	95.7%	96.8%	(1.1%	)	15,207	14,482	5.0%
New York, NY	1,730	2,502	2,449	2.2%	96.6%	95.6%	1.0%		12,536	12,150	3.2%
Long Island, NY	1,469	2,332	2,296	1.6%	96.1%	96.8%	(0.7%	)	9,880	9,790	0.9%

Metro NY/NJ Average	5,621	2,321	2,241	3.6%	96.1%	96.4%	(0.3%	)	37,623	36,422	3.3%

Mid-Atlantic/Midwest
Washington Metro	5,935	1,735	1,685	3.0%	96.0%	95.9%	0.1%		29,664	28,776	3.1%
Chicago, IL	487	1,419	1,389	2.2%	96.9%	95.5%	1.4%		2,010	1,940	3.6%

Mid-Atlantic/Midwest Average	6,422	1,711	1,663	2.9%	96.1%	95.9%	0.2%		31,674	30,716	3.1%

Pacific Northwest
Seattle, WA	1,320	1,400	1,296	8.0%	95.9%	96.0%	(0.1%	)	5,314	4,925	7.9%

Pacific Northwest Average	1,320	1,400	1,296	8.0%	95.9%	96.0%	(0.1%	)	5,314	4,925	7.9%

Northern California
San Jose, CA	3,644	1,858	1,714	8.4%	97.1%	97.5%	(0.4%	)	19,713	18,254	8.0%
San Francisco, CA	1,608	2,151	2,030	6.0%	97.3%	95.7%	1.6%		10,095	9,380	7.6%
Oakland-East Bay, CA	955	1,560	1,454	7.3%	97.0%	97.4%	(0.4%	)	4,334	4,056	6.9%

Northern California Average	6,207	1,888	1,755	7.6%	97.1%	97.0%	0.1%		34,142	31,690	7.7%

Southern California
Los Angeles, CA	1,198	1,695	1,640	3.4%	96.8%	95.2%	1.6%		5,892	5,612	5.0%
Orange County, CA	1,174	1,486	1,431	3.8%	96.6%	97.2%	(0.6%	)	5,057	4,898	3.2%
San Diego, CA	1,058	1,475	1,440	2.4%	94.3%	95.6%	(1.3%	)	4,416	4,367	1.1%

Southern California Average	3,430	1,556	1,507	3.3%	96.0%	96.0%	0.0%		15,365	14,877	3.3%

Average/Total Established	28,351	$1,897	$1,822	4.1%	96.4%	96.1%	0.3%		$155,561	$149,010	4.4%

(1)	Established Communities are communities with stabilized operating expenses as of January 1, 2007 such that a comparison of 2007 to 2008 is meaningful.

(2)	Reflects the effect of concessions amortized over the average lease term.

(3)	With concessions reflected on a cash basis, rental revenue from Established Communities increased 4.5% between years.

Attachment 5
AvalonBay Communities, Inc.
*Sequential Quarterly* Revenue and Occupancy Changes — Established Communities (1)
March 31, 2008

	Apartment
	Homes	Average Rental Rates (2)			Economic Occupancy			Rental Revenue ($000’s) (3)
		Q1 08	Q4 07	% Change	Q1 08	Q4 07	% Change	Q1 08	Q4 07	% Change
New England
Boston, MA	3,067	$2,001	$1,986	0.8%	96.6%	96.4%	0.2%	$17,790	$17,613	1.0%
Fairfield-New Haven, CT	2,284	2,061	2,067	(0.3%)	96.7%	96.5%	0.2%	13,653	13,663	(0.1%)

New England Average	5,351	2,027	2,020	0.3%	96.6%	96.4%	0.2%	31,443	31,276	0.5%

Metro NY/NJ
New Jersey	2,422	2,187	2,162	1.2%	95.7%	95.9%	(0.2%)	15,207	15,062	1.0%
New York, NY	1,730	2,502	2,485	0.7%	96.6%	96.9%	(0.3%)	12,536	12,497	0.3%
Long Island, NY	1,469	2,332	2,342	(0.4%)	96.1%	95.1%	1.0%	9,880	9,812	0.7%

Metro NY/NJ Average	5,621	2,321	2,308	0.6%	96.1%	96.0%	0.1%	37,623	37,371	0.7%

Mid-Atlantic/Midwest
Washington Metro	5,935	1,735	1,727	0.5%	96.0%	96.5%	(0.5%)	29,664	29,654	0.0%
Chicago, IL	487	1,419	1,409	0.7%	96.9%	97.0%	(0.1%)	2,010	1,999	0.6%

Mid-Atlantic/Midwest Average	6,422	1,711	1,703	0.5%	96.1%	96.5%	(0.4%)	31,674	31,653	0.1%

Pacific Northwest
Seattle, WA	1,320	1,400	1,380	1.4%	95.9%	96.1%	(0.2%)	5,314	5,252	1.2%

Pacific Northwest Average	1,320	1,400	1,380	1.4%	95.9%	96.1%	(0.2%)	5,314	5,252	1.2%

Northern California
San Jose, CA	3,644	1,858	1,834	1.3%	97.1%	97.0%	0.1%	19,713	19,449	1.4%
San Francisco, CA	1,608	2,151	2,122	1.4%	97.3%	97.7%	(0.4%)	10,095	9,996	1.0%
Oakland-East Bay, CA	955	1,560	1,531	1.9%	97.0%	97.9%	(0.9%)	4,334	4,289	1.0%

Northern California Average	6,207	1,888	1,862	1.4%	97.1%	97.3%	(0.2%)	34,142	33,734	1.2%

Southern California
Los Angeles, CA	1,198	1,695	1,688	0.4%	96.8%	95.9%	0.9%	5,892	5,817	1.3%
Orange County, CA	1,174	1,486	1,477	0.6%	96.6%	96.2%	0.4%	5,057	5,009	1.0%
San Diego, CA	1,058	1,475	1,461	1.0%	94.3%	94.6%	(0.3%)	4,416	4,385	0.7%

Southern California Average	3,430	1,556	1,546	0.6%	96.0%	95.6%	0.4%	15,365	15,211	1.0%

Average/Total Established	28,351	$1,897	$1,884	0.7%	96.4%	96.4%	0.0%	$155,561	$154,497	0.7%

(1)	Established Communities are communities with stabilized operating expenses as of January 1, 2007 such that a comparison of 2007 to 2008 is meaningful.

(2)	Reflects the effect of concessions amortized over the average lease term.

Attachment 6
AvalonBay Communities, Inc.
Summary of Development and Redevelopment Activity (1) as of March 31, 2008

		Number	Number	Total
		of	of	Capital Cost (2)
		Communities	Homes	(millions)
Portfolio Additions:	(3)
2008 Annual Completions
Development		12	3,937	$1,020.0
Redevelopment	(4)	6	1,213	29.3

Total Additions		18	5,150	$1,049.3

2007 Annual Completions
Development		8	1,749	$440.7
Redevelopment	(4)	5	1,847	32.9

Total Additions		13	3,596	$473.6

Pipeline Activity:	(3)
Currently Under Construction
Development		22	7,016	$2,209.7
Redevelopment	(4)	8	2,120	79.1

Subtotal		30	9,136	$2,288.8

Planning
Development Rights		46	13,266	$3,914.0

Total Pipeline		76	22,402	$6,202.8

(1)	Represents activity for consolidated and unconsolidated entities.

(2)	See Attachment #13 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(3)	Information represents projections and estimates.

(4)	Represents only cost of redevelopment activity, does not include original acquisition cost.
This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the first quarter of 2008.

Attachment 7
AvalonBay Communities, Inc.
Development Communities as of March 31, 2008

		Percentage		Total	Schedule				Avg
		Ownership	# of	Capital					Rent			% Occ
		Upon	Apt	Cost (1)		Initial		Stabilized	Per	% Comp	% Leased	Physical	Economic
		Completion	Homes	(millions)	Start	Occupancy	Complete	Ops (1)	Home (1)	(2)	(3)	(4)	(1) (5)
									Inclusive of
									Concessions
									See Attachment #13
Under Construction:
1.	Avalon Riverview North New York, NY	100%	602	$174.6	Q3 2005	Q3 2007	Q2 2008	Q2 2008	$2,875	100.0%	98.2%	97.8%	76.0%
2.	Avalon Danvers (6) Danvers, MA	100%	433	84.8	Q4 2005	Q1 2007	Q3 2008	Q1 2009	1,435	77.1%	82.2%	69.5%	66.8%
3.	Avalon on the Sound II New Rochelle, NY	100%	588	180.5	Q1 2006	Q2 2007	Q2 2008	Q4 2008	2,305	100.0%	75.9%	73.3%	53.0%
4.	Avalon Meydenbauer Bellevue, WA	100%	368	87.3	Q1 2006	Q1 2008	Q3 2008	Q1 2009	1,865	34.2%	37.0%	23.4%	13.0%
5.	Avalon at Dublin Station I Dublin, CA	100%	305	85.8	Q2 2006	Q4 2007	Q2 2008	Q4 2008	1,860	86.9%	59.3%	52.8%	23.3%
6.	Avalon at Lexington Hills Lexington, MA	100%	387	86.2	Q2 2006	Q2 2007	Q3 2008	Q1 2009	1,915	74.7%	62.0%	52.5%	36.0%
7.	Avalon Encino Los Angeles, CA	100%	131	61.5	Q3 2006	Q3 2008	Q4 2008	Q2 2009	2,650	N/A	N/A	N/A	N/A
8.	Avalon Warner Place (7) Canoga Park, CA	100%	210	53.9	Q4 2006	Q1 2008	Q3 2008	Q1 2009	1,870	27.1%	29.5%	18.6%	3.4%
9.	Avalon Acton (8) Acton, MA	100%	380	68.8	Q4 2006	Q4 2007	Q4 2008	Q2 2009	1,320	59.5%	51.6%	43.2%	22.2%
10.	Avalon Morningside Park (8) New York, NY	100%	296	125.5	Q1 2007	Q2 2008	Q1 2009	Q3 2009	3,640	N/A	N/A	N/A	N/A
11.	Avalon White Plains White Plains, NY	100%	393	154.5	Q2 2007	Q3 2008	Q4 2009	Q2 2010	2,820	N/A	N/A	N/A	N/A
12.	Avalon at Tinton Falls Tinton Falls, NJ	100%	216	41.2	Q2 2007	Q2 2008	Q4 2008	Q2 2009	1,760	N/A	26.9%	N/A	N/A
13.	Avalon Fashion Valley San Diego, CA	100%	161	64.7	Q2 2007	Q3 2008	Q4 2008	Q2 2009	2,380	N/A	N/A	N/A	N/A
14.	Avalon Anaheim Stadium Anaheim, CA	100%	251	102.7	Q2 2007	Q1 2009	Q3 2009	Q1 2010	2,530	N/A	N/A	N/A	N/A
15.	Avalon Union City Union City, CA	100%	438	125.2	Q3 2007	Q2 2009	Q3 2009	Q1 2010	1,895	N/A	N/A	N/A	N/A
16.	Avalon at the Hingham Shipyard Hingham, MA	100%	235	52.7	Q3 2007	Q3 2008	Q1 2009	Q2 2009	2,090	N/A	N/A	N/A	N/A
17.	Avalon Sharon Sharon, MA	100%	156	30.7	Q3 2007	Q2 2008	Q4 2008	Q1 2009	1,635	10.3%	44.2%	2.6%	N/A
18.	Avalon Huntington Shelton, CT	100%	99	26.1	Q4 2007	Q4 2008	Q2 2009	Q3 2009	2,240	N/A	N/A	N/A	N/A
19.	Avalon at Mission Bay North III San Francisco, CA	100%	260	157.8	Q4 2007	Q3 2009	Q4 2009	Q2 2010	3,745	N/A	N/A	N/A	N/A
20.	Avalon Jamboree Village Irvine, CA	100%	279	78.3	Q4 2007	Q2 2009	Q4 2009	Q2 2010	2,060	N/A	N/A	N/A	N/A
21.	Avalon Fort Greene New York, NY	100%	628	320.4	Q4 2007	Q3 2009	Q3 2010	Q1 2011	3,605	N/A	N/A	N/A	N/A
22.	Avalon Charles Pond Coram, NY	100%	200	46.5	Q1 2008	Q4 2008	Q2 2009	Q4 2009	1,865	N/A	N/A	N/A	N/A

	Total/Weighted Average		7,016	$2,209.7					$2,355

	Weighted Average Projected NOI
	as a % of Total Capital Cost (1) (9)			6.3%	Inclusive of Concessions — See Attachment #13

			% Economic
Non-Stabilized Development Communities:(10)			Occ	Asset Cost Basis, Non-Stabilized Development			Source

Prior Quarter Completions:			(1)(5)	Capital Cost, Prior Quarter Completions		$58.7	Att.7
Avalon Bowery Place II (8)	90	$58.7		Capital Cost, Current Completions		—	Att. 7
				Capital Cost, Under Construction		2,209.7	Att. 7

Total	90	$58.7	96.2%	Less: Remaining to Invest, Under Construction

				Total Remaining to Invest	857.5		Att. 9
				Capital Cost, Projected Q2 2008 Starts	(46.6)		Att. 9, Footnote 5

						(810.9)

				Total Asset Cost Basis, Non-Stabilized Development		$1,457.5

Q1 2008 Net Operating Income/(Deficit) for communities under construction and non-stabilized development communities was $4.8 million. See Attachment #13.

(1)	See Attachment #13 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(2)	Includes apartment homes for which construction has been completed and accepted by management as of April 25, 2008.

(3)	Includes apartment homes for which leases have been executed or non-refundable deposits have been paid as of April 25, 2008.

(4)	Physical occupancy based on apartment homes occupied as of April 25, 2008.

(5)	Represents Economic Occupancy for the first quarter of 2008.

(6)	Avalon Danvers experienced a fire in April 2007. The Company expects insurance proceeds will cover substantially all losses. The schedule cited above reflects delays associated with the fire.

(7)	This community was formerly known as Avalon Canoga Park.

(8)	This community is being financed in part by third-party tax-exempt debt.

(9)	The Weighted Average calculation is based on the Company’s pro rata share of the Total Capital Cost for each community.

(10)	Represents Development Communities completed in prior quarters that had not achieved Stabilized Operations for the entire current quarter. Estimates are based on the Company’s pro rata share of the Total Capital Cost for each community.

This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the first quarter of 2008.

Attachment 8
AvalonBay Communities, Inc.
Redevelopment Communities as of March 31, 2008

			Cost (millions)		Schedule				Avg	Number of Homes
		# of	Pre-	Total					Rent		Out of
	Percentage	Apt	Redevelopment	Capital	Acquisition /			Restabilized	Per	Completed	Service
	Ownership	Homes	Capital Cost	Cost (1)(2)	Completion	Start	Complete	Ops (2)	Home (2)	to date	@ 3/31/08
									Inclusive of
									Concessions
									See Attachment #13
Under Redevelopment:

AvalonBay
1. Avalon at AutumnWoods Fairfax, VA	100%	420	$31.2	$38.3	Q4 1996	Q3 2006	Q2 2008	Q4 2008	$1,370	408	5
2. Essex Place Peabody, MA	100%	286	23.7	34.5	Q3 2004	Q3 2007	Q2 2009	Q4 2009	1,295	53	14
3. Avalon Redmond Place Redmond, WA	100%	222	26.3	31.3	Q3 1999	Q3 2007	Q4 2008	Q2 2009	1,515	142	22
4. Avalon Woodland Hills Woodland Hills, CA	100%	663	72.1	109.3	Q4 1997	Q4 2007	Q1 2010	Q3 2010	1,960	33	59
5. Avalon at Diamond Heights San Francisco, CA	100%	154	25.3	30.2	Q2 1994	Q4 2007	Q4 2010	Q2 2011	2,445	22	1

Subtotal		1,745	$178.6	$243.6					$1,695	658	101

Investment Management Fund (The “Fund”)
1. Avalon Paseo Place Fremont, CA	15%	134	19.8	25.5	Q4 2005	Q2 2007	Q2 2008	Q2 2008	1,495	134	—
2. Avalon Cedar Place Columbia, MD	15%	156	21.0	25.0	Q4 2006	Q3 2007	Q4 2008	Q2 2009	1,300	63	11
3. South Hills Apartments West Covina, CA	15%	85	20.9	25.3	Q3 2007	Q1 2008	Q4 2008	Q2 2009	1,895	48	13

Subtotal		375	$61.7	$75.8					$1,505	245	24

Total/Weighted Average		2,120	$240.3	$319.4					$1,660	903	125

Completed this Quarter:
Investment Management Fund (The “Fund”)
1. Avalon at Poplar Creek Schaumburg, IL	15%	196	25.2	28.3	Q2 2006	Q4 2006	Q1 2008	Q3 2008	1,225	196	—

Grand Total/Weighted Average		2,316	$265.5	$347.7					$1,625	1,099	125

Weighted Average Projected NOI as a % of Total Capital Cost (2)				10.0%	Inclusive of Concessions — See Attachment #13

(1)	Inclusive of acquisition cost.

(2)	See Attachment #13 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the first quarter of 2008.

Attachment 9
AvalonBay Communities, Inc.
Summary of Development and Redevelopment Community Activity (1) as of March 31, 2008
(Dollars in Thousands)

DEVELOPMENT (2)

	Apt Homes	Total Capital	Cost of Homes		Construction in
	Completed &	Cost Invested	Completed &	Remaining to	Progress at
	Occupied	During Period (3)	Occupied (4)	Invest (5)	Period End (6)
Total - 2006 Actual	1,527	$652,828	$311,155	$919,358	$626,034

2007 Actual:
Quarter 1	464	$167,109	$106,100	$908,630	$673,945
Quarter 2	724	240,036	165,064	974,266	798,358
Quarter 3	774	220,762	214,732	1,334,784	792,320
Quarter 4	578	338,951	178,371	1,038,879	924,761

Total - 2007 Actual	2,540	$966,858	$664,267

2008 Projected:
Quarter 1 (Actual)	676	$179,408	$180,366	$857,491	$925,736
Quarter 2 (Projected)	886	212,694	214,514	644,797	862,920
Quarter 3 (Projected)	950	170,545	251,450	474,252	802,376
Quarter 4 (Projected)	631	133,510	198,105	340,742	723,816

Total - 2008 Projected	3,143	$696,157	$844,435

REDEVELOPMENT

		Total Capital		Reconstruction in
	Avg Homes	Cost Invested	Remaining to	Progress at
	Out of Service	During Period (3)	Invest (5)	Period End (6)
Total - 2006 Actual		$15,543	$14,991	$17,602

2007 Actual:
Quarter 1	63	$3,332	$21,704	$14,538
Quarter 2	105	3,014	24,290	16,403
Quarter 3	97	3,896	61,583	16,182
Quarter 4	77	8,370	69,136	30,683

Total - 2007 Actual		$18,612

2008 Projected:
Quarter 1 (Actual)	112	$6,433	$65,666	$37,761
Quarter 2 (Projected)	107	12,399	53,267	34,446
Quarter 3 (Projected)	109	12,065	41,203	34,701
Quarter 4 (Projected)	73	10,414	30,789	25,270

Total - 2008 Projected		$41,311

(1)	Data is presented for all communities currently under development or redevelopment and those communities for which development or redevelopment is expected to begin within the next 90 days.

(2)	Projected periods include data for consolidated joint ventures at 100%. The offset for joint venture partners’ participation is reflected as minority interest.

(3)	Represents Total Capital Cost incurred or expected to be incurred during the quarter, year or in total. See Attachment #13 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(4)	Represents projected Total Capital Cost of apartment homes completed and occupied during the quarter. Calculated by dividing Total Capital Cost for each Development Community by number of homes for the community, multiplied by the number of homes completed and occupied during the quarter.

(5)	Represents projected Total Capital Cost remaining to invest on communities currently under development or redevelopment and those for which development or redevelopment is expected to begin within the next 90 days. Remaining to invest for Q1 2008 includes $46.6 million attributed to one anticipated Q2 2008 development start and $18.8 million related to three anticipated Q2 2008 redevelopment starts.

(6)	Represents period end balance of construction or reconstruction costs. Amount for Q1 2008 includes $1.5 million related to three unconsolidated investments in the Fund.
This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the first quarter of 2008.

Attachment 10
AvalonBay Communities, Inc.
Future Development as of March 31, 2008
DEVELOPMENT RIGHTS (1)

		Estimated	Total
		Number	Capital Cost (1)
Location of Development Right		of Homes	(millions)
1.	Randolph, MA	276	$47
2.	Northborough, MA	350	61
3.	Pleasant Hill, CA	422	153
4.	Los Angeles, CA	278	123
5.	Bellevue, WA	396	135
6.	Norwalk, CT	311	85
7.	North Bergen, NJ	164	48
8.	Shelton, CT	251	66
9.	Rockville Centre, NY	349	129
10.	Chicago, IL Phase I	491	173
11.	Wilton, CT	100	24
12.	New York, NY	678	307
13.	Camarillo, CA	309	66
14.	Plymouth, MA Phase II	69	17
15.	Seattle, WA	204	65
16.	Dublin, CA Phase II	405	126
17.	Seattle, WA II	234	76
18.	West Long Branch, NJ	180	34
19.	Brooklyn, NY	825	443
20.	Cohasset, MA	200	38
21.	Greenburgh, NY Phase II	444	112
22.	Kirkland, WA Phase II	189	60
23.	Canoga Park, CA	299	85
24.	Irvine, CA Phase II	179	57
25.	Wheaton, MD	320	107
26.	Andover, MA	115	21
27.	Irvine, CA Phase III	170	73
28.	San Francisco, CA	159	51
29.	Milford, CT	284	45
30.	Highland Park, NJ	119	36
31.	Stratford, CT	146	23
32.	Oyster Bay, NY	150	42
33.	Yonkers, NY	400	88
34.	Concord, MA	150	38
35.	Bloomingdale, NJ	173	38
36.	North Andover, MA	526	98
37.	Tysons Corner, VA	439	121
38.	Roselle Park, NJ	300	70
39.	Gaithersburg, MD	254	41
40.	Chicago, IL Phase II	491	141
41.	Alexandria, VA	283	73
42.	Hackensack, NJ	230	56
43.	Garden City, NY	160	58
44.	Wanaque, NJ	210	45
45.	Yaphank, NY	343	57
46.	Rockville, MD	241	62

	Total	13,266	$3,914

(1)	See Attachment #13 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.
This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the first quarter of 2008.

Attachment 11
AvalonBay Communities, Inc.
Unconsolidated Real Estate Investments as of March 31, 2008
(Dollars in Thousands)

					AVB					AVB’s
			# of	Total	Book	Outstanding Debt				Share
Unconsolidated		Percentage	Apt	Capital	Value			Interest	Maturity	of Partnership
Real Estate Investments		Ownership	Homes	Cost (1)	Investment (2)	Amount	Type	Rate	Date	Debt (3)
AvalonBay Value Added Fund, LP
1.	Avalon at Redondo Beach	N/A	105	$24,447	N/A	$21,033	Fixed	4.87%	Oct 2011	$3,197
	Los Angeles, CA
2.	Avalon Lakeside	N/A	204	18,054	N/A	12,056	Fixed	5.74%	Mar 2012	1,833
	Chicago, IL
3.	Avalon Columbia	N/A	170	29,258	N/A	22,275	Fixed	5.48%	Apr 2012	3,386
	Baltimore, MD
4.	Avalon Redmond	N/A	400	56,299	N/A	36,500	Fixed	4.96%	Jul 2012	5,548
	Seattle, WA
5.	Avalon Sunset	N/A	82	20,802	N/A	12,750	Fixed	5.41%	Feb 2014	1,938
	Los Angeles, CA
6.	Avalon at Poplar Creek	N/A	196	27,847	N/A	16,500	Fixed	4.83%	Oct 2012	2,508
	Chicago, IL
7.	Avalon at Civic Center (4)	N/A	192	42,783	N/A	23,805	Fixed	5.29%	Aug 2013	3,618
	Norwalk, CA
8.	Avalon Paseo Place	N/A	134	24,621	N/A	11,800	Fixed	5.74%	Nov 2013	1,794
	Fremont, CA
9.	Avalon at Yerba Buena	N/A	160	66,786	N/A	41,500	Fixed	5.88%	Mar 2014	6,308
	San Francisco, CA
10.	Avalon at Aberdeen Station	N/A	290	58,219	N/A	39,842	Fixed	5.64%	Sep 2013	6,056
	Aberdeen, NJ
11.	The Springs	N/A	320	47,647	N/A	26,000	Fixed	6.06%	Oct 2014	3,952
	Corona, CA
12.	The Covington	N/A	256	33,068	N/A	17,243	Fixed	5.43%	Jan 2014	2,621
	Lombard, IL
13.	Avalon Cedar Place	N/A	156	22,645	N/A	12,000	Fixed	5.68%	Feb 2014	1,824
	Columbia, MD
14.	Avalon Centerpoint	N/A	392	79,027	N/A	45,000	Fixed	5.74%	Dec 2013	6,840
	Baltimore, MD
15.	Middlesex Crossing	N/A	252	37,808	N/A	24,100	Fixed	5.49%	Dec 2013	3,663
	Billerica, MA
16.	Avalon Crystal Hill	N/A	168	38,104	N/A	24,500	Fixed	5.43%	Dec 2013	3,724
	Ponoma, NY
17.	Skyway Terrace	N/A	348	74,685	N/A	37,500	Fixed	6.11%	Mar 2014	5,700
	San Jose, CA
18.	Avalon Rutherford Station	N/A	108	36,374	N/A	20,587	Fixed	6.13%	Sept 2016	3,129
	East Rutherford, NJ
19.	South Hills Apartments	N/A	85	21,827	N/A	11,762	Fixed	5.92%	Dec 2013	1,788
	West Covina, CA
20.	Colonial Towers/South Shore Manor	N/A	211	21,765	N/A	13,455	Fixed	5.12%	Mar 2015	2,045
	Weymouth, MA

		15.2%	4,229	$782,066	$118,838	$470,208				$71,472

Other Operating Joint Ventures
1.	Avalon Chrystie Place I (5)	20.0%	361	128,855	23,658	117,000	Variable	1.88%	Nov 2036	23,400
	New York, NY
2.	Avalon at Mission Bay North II (5)	25.0%	313	123,685	29,520	105,000	Fixed	6.02%	Dec 2015	26,250
	San Francisco, CA
3.	Avalon Del Rey	30.0%	309	70,002	19,301	40,845	Variable	4.10%	Sept 2009	12,254
	Los Angeles, CA
Other Development Joint Ventures
1.	Aria at Hathorne (6) (7)	50.0%	64	N/A	$4,576	4,081	Variable	4.88%	June 2010	$2,041
	Danvers, MA

			1,047	$322,542	$77,055	$266,926				$63,945

			5,276	$1,104,608	$195,893	$737,134				$135,417

(1)	See Attachment #13 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(2)	These unconsolidated real estate investments are accounted for under the equity method of accounting. AVB Book Value Investment represents the Company’s recorded equity investment plus the Company’s pro rata share of outstanding debt.

(3)	The Company has not guaranteed the debt of its unconsolidated investees and bears no responsibility for the repayment, other than the construction completion and related financing guarantee for Avalon Chrystie Place I associated with the construction completion and occupancy certificate.

(4)	This community’s debt is a combination of two separate fixed rate loans which both mature in August 2013. The first loan totals $18,154 at a 5.04% interest rate and was assumed by the Fund upon purchase of this community. The second loan was procured in connection with the acquisition in the amount of $5,652 at a 6.08% interest rate. The rate listed in the table above represents a weighted average interest rate.

(5)	After the venture makes certain threshold distributions to the third-party partner, the Company generally receives 50% of all further distributions.

(6)	The Company has contributed land at a stepped up basis as its only capital contribution to this development. The Company is not guaranteeing the construction or acquisition loans, nor is it responsible for any cost over runs until certain thresholds are satisfied. The outstanding debt consists of two separate variable rate loans at a 4.88% interest rate. The first loan totals $2,830 and the second loan totals $1,251.

(7)	After the venture makes certain threshold distributions to the Company, AVB receives 50% of all further distributions.

Attachment 12
AvalonBay Communities, Inc.
Summary of Disposition Activity (1) as of March 31, 2008
(Dollars in thousands)

	Weighted			Accumulated		Weighted Average
Number of	Average	Gross Sales		Depreciation	Economic	Initial Year	Weighted Average
Communities Sold	Holding Period (2)	Price	GAAP Gain	and Other	Gain (3)	Mkt. Cap Rate (2) (3)	Unleveraged IRR (2) (3)
1998:
9 Communities		$170,312	$25,270	$23,438	$1,832	8.1%	16.2%

1999:
16 Communities		$317,712	$47,093	$27,150	$19,943	8.3%	12.1%

2000:
8 Communities		$160,085	$40,779	$6,262	$34,517	7.9%	15.3%

2001:
7 Communities		$241,130	$62,852	$21,623	$41,229	8.0%	14.3%

2002:
1 Community		$80,100	$48,893	$7,462	$41,431	5.4%	20.1%

2003:
12 Communities, 1 Land Parcel (4)		$460,600	$184,438	$52,613	$131,825	6.3%	15.3%

2004:
5 Communities, 1 Land Parcel		$250,977	$122,425	$19,320	$103,105	4.8%	16.8%

2005:
7 Communities, 1 Office Building, 3 Land Parcels (5)		$382,720	$199,766	$14,929	$184,838	3.8%	18.0%

2006:
4 Communities, 3 Land Parcels (6)		$281,485	$117,539	$21,699	$95,840	4.6%	15.2%

2007:
5 Communities, 1 Land Parcel (7)		$273,896	$163,352	$17,588	$145,764	4.6%	17.8%

2008:
No sales as of March 31, 2008		$—	$—	$—	$-

1998 - 2008 Total	6.6	$2,619,017	$1,012,407	$212,084	$800,324	6.0%	15.8%

(1)	Activity excludes dispositions to joint venture entities in which the Company retains an economic interest.

(2)	For purposes of this attachment, land sales and the disposition of an office building are not included in the calculation of Weighted Average Holding Period, Weighted Average Initial Year Market Cap Rate, or Weighted Average Unleveraged IRR.

(3)	See Attachment #13 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(4)	2003 GAAP gain, for purposes of this attachment, includes $23,448 related to the sale of a community in which the Company held a 50% membership interest.

(5)	2005 GAAP gain includes the recovery of an impairment loss of $3,000 recorded in 2002 related to one of the land parcels sold in 2005. This loss was recorded to reflect the land at fair value based on its entitlement status at the time it was determined to be planned for disposition.

(6)	2006 GAAP gain, for purposes of this attachment, includes $6,609 related to the sale of a community in which the Company held a 25% equity interest.

(7)	2007 GAAP gain, for purposes of this attachment, includes $56,320 related to the sale of a partnership interest in which the Company held a 50% equity interest.

Attachment 13
AvalonBay Communities, Inc.
Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms
This release, including its attachments, contains certain non-GAAP financial measures and other terms. The definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to below should not be considered an alternative to net income as an indication of our performance. In addition, these non-GAAP financial measures do not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered as an alternative measure of liquidity or as indicative of cash available to fund cash needs.
FFO is determined based on a definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is calculated by the Company as net income or loss computed in accordance with GAAP, adjusted for gains or losses on sales of previously depreciated operating communities, extraordinary gains or losses (as defined by GAAP), cumulative effect of a change in accounting principle and depreciation of real estate assets, including adjustments for unconsolidated partnerships and joint ventures. Management generally considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses related to dispositions of previously depreciated operating communities and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. A reconciliation of FFO to net income is as follows (dollars in thousands):

	Q1	Q1
	2008	2007 (1)
Net income	$48,450	$46,520
Dividends attributable to preferred stock	(2,175)	(2,175)
Depreciation — real estate assets, including discontinued operations and joint venture adjustments	49,785	44,685
Minority interest, including discontinued operations	57	88
Gain on sale of previously depreciated real estate assets	—	—

FFO attributable to common stockholders	$96,117	$89,118

Average shares outstanding — diluted	77,440,892	79,930,748
EPS — diluted	$0.60	$0.56

FFO per common share — diluted	$1.24	$1.11

(1)	FFO per common share — diluted includes $0.01 for the three months ended March 31, 2007 related to the sale of a land parcel.

Attachment 13 (continued)
Projected FFO, as provided within this release in the Company’s outlook, is calculated on a basis consistent with historical FFO, and is therefore considered to be an appropriate supplemental measure to projected net income from projected operating performance. A reconciliation of the range provided for Projected FFO per share (diluted) for the second quarter of 2008 to the range provided for projected EPS (diluted) is as follows:

	Low	High
	range	range
Projected EPS (diluted) — Q2 08	$1.94	$1.98
Projected depreciation (real estate related)	0.66	0.68
Projected gain on sale of operating communities	(1.38)	(1.40)

Projected FFO per share (diluted) — Q2 08	$1.22	$1.26

NOI is defined by the Company as total property revenue less direct property operating expenses (including property taxes), and excludes corporate-level income (including management, development and other fees), corporate-level property management and other indirect operating expenses, investments and investment management, net interest expense, general and administrative expense, joint venture income, minority interest expense, depreciation expense, gain on sale of real estate assets and income from discontinued operations. The Company considers NOI to be an appropriate supplemental measure to net income of operating performance of a community or communities because it helps both investors and management to understand the core operations of a community or communities prior to the allocation of corporate-level property management overhead or general and administrative costs. This is more reflective of the operating performance of a community, and allows for an easier comparison of the operating performance of single assets or groups of assets. In addition, because prospective buyers of real estate have different overhead structures, with varying marginal impact to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or groups of assets.

Attachment 13 (continued)
A reconciliation of NOI (from continuing operations) to net income, as well as a breakdown of NOI by operating segment, is as follows (dollars in thousands):

	Q1	Q1
	2008	2007
Net income	$48,450	$46,520
Indirect operating expenses, net of corporate income	8,458	6,996
Investments and investment management	1,719	2,024
Interest expense, net	28,005	23,186
General and administrative expense	8,119	6,780
Joint venture income and minority interest	72	535
Depreciation expense	47,682	42,014
Gain on sale of real estate assets	—	(545)
Income from discontinued operations	(1,720)	(2,315)

NOI from continuing operations	$140,785	$125,195

Established:
New England	$19,897	$19,639
Metro NY/NJ	25,568	25,137
Mid-Atlantic/Midwest	20,277	19,566
Pacific NW	3,824	3,440
No. California	25,626	23,139
So. California	11,106	10,903

Total Established	106,298	101,824

Other Stabilized	18,889	12,437
Development/Redevelopment	15,598	10,934

NOI from continuing operations	$140,785	$125,195

NOI as reported by the Company does not include the operating results from discontinued operations (i.e., assets sold during the period January 1, 2007 through March 31, 2008). A reconciliation of NOI from communities sold or classified as discontinued operations to net income for these communities is as follows (dollars in thousands):

	Q1	Q1
	2008	2007
Income from discontinued operations	$1,720	$2,315
Interest expense, net	186	692
Depreciation expense	1,110	2,080

NOI from discontinued operations	$3,016	$5,087

NOI from assets sold	$—	$2,454
NOI from assets held for sale	3,016	2,633

NOI from discontinued operations	$3,016	$5,087

Attachment 13 (continued)
Projected NOI, as used within this release for certain Development and Redevelopment Communities and in calculating the Initial Year Market Cap Rate for dispositions, represents management’s estimate, as of the date of this release (or as of the date of the buyer’s valuation in the case of dispositions), of projected stabilized rental revenue minus projected stabilized operating expenses. For Development and Redevelopment Communities, Projected NOI is calculated based on the first year of Stabilized Operations, as defined below, following the completion of construction. In calculating the Initial Year Market Cap Rate, Projected NOI for dispositions is calculated for the first twelve months following the date of the buyer’s valuation. Projected stabilized rental revenue represents management’s estimate of projected gross potential (based on leased rents for occupied homes and Market Rents, as defined below, for vacant homes) minus projected economic vacancy and adjusted for concessions. Projected stabilized operating expenses do not include interest, income taxes (if any), depreciation or amortization, or any allocation of corporate-level property management overhead or general and administrative costs. The weighted average Projected NOI as a percentage of Total Capital Cost is weighted based on the Company’s share of the Total Capital Cost of each community, based on its percentage ownership.
Management believes that Projected NOI of the development and redevelopment communities, on an aggregated weighted average basis, assists investors in understanding management’s estimate of the likely impact on operations of the Development and Redevelopment Communities when the assets are complete and achieve stabilized occupancy (before allocation of any corporate-level property management overhead, general and administrative costs or interest expense). However, in this release the Company has not given a projection of NOI on a company-wide basis. Given the different dates and fiscal years for which NOI is projected for these communities, the projected allocation of corporate-level property management overhead, general and administrative costs and interest expense to communities under development or redevelopment is complex, impractical to develop, and may not be meaningful. Projected NOI of these communities is not a projection of the Company’s overall financial performance or cash flow. There can be no assurance that the communities under development or redevelopment will achieve the Projected NOI as described in this release.
Rental Revenue with Concessions on a Cash Basis is considered by the Company to be a supplemental measure to rental revenue in conformity with GAAP to help investors evaluate the impact of both current and historical concessions on GAAP based rental revenue and to more readily enable comparisons to revenue as reported by other companies. In addition, rental revenue (with concessions on a cash basis) allows an investor to understand the historical trend in cash concessions.
A reconciliation of rental revenue from Established Communities in conformity with GAAP to rental revenue (with concessions on a cash basis) is as follows (dollars in thousands):

	Q1	Q1
	2008	2007
Rental revenue (GAAP basis)	$155,561	$149,010
Concessions amortized	1,357	1,328
Concessions granted	(1,144)	(1,313)

Rental revenue (with concessions on a cash basis)	$155,774	$149,025

% change — GAAP revenue		4.4%
% change — cash revenue		4.5%

Economic Gain is calculated by the Company as the gain on sale in accordance with GAAP, less accumulated depreciation through the date of sale and any other non-cash adjustments that may be required under GAAP accounting. Management generally considers Economic Gain to be an appropriate supplemental measure to gain on sale in accordance with GAAP because it helps investors to understand the relationship between the cash proceeds from a sale and the cash invested in the sold community. The Economic Gain for each of the communities presented is estimated based on their respective final settlement statements. A reconciliation of Economic Gain to gain on sale in accordance with GAAP for both the three months ended March 31, 2008 as well as prior years’ activities is presented on Attachment 12.
Interest Coverage is calculated by the Company as EBITDA from continuing operations, excluding land gains and gain on the sale of investments in real estate joint ventures, divided by the sum of interest expense, net, and preferred dividends. Interest Coverage is presented by the Company because it provides rating agencies and investors an additional means of comparing our ability to service debt obligations to that of other companies. EBITDA is defined by the Company as net income before interest income and expense, income taxes, depreciation and amortization.

Attachment 13 (continued)
A reconciliation of EBITDA and a calculation of Interest Coverage for the first quarter of 2008 are as follows (dollars in thousands):

Net income	$48,450
Interest expense, net	28,005
Interest expense (discontinued operations)	186
Depreciation expense	47,682
Depreciation expense (discontinued operations)	1,110

EBITDA	$125,433

EBITDA from continuing operations	$122,417
EBITDA from discontinued operations	3,016

EBITDA	$125,433

EBITDA from continuing operations	$122,417

Interest expense, net	28,005
Dividends attributable to preferred stock	2,175

Interest charges	30,180

Interest coverage	4.1

Total Capital Cost includes all capitalized costs projected to be or actually incurred to develop the respective Development or Redevelopment Community, or Development Right, including land acquisition costs, construction costs, real estate taxes, capitalized interest and loan fees, permits, professional fees, allocated development overhead and other regulatory fees, all as determined in accordance with GAAP. For Redevelopment Communities, Total Capital Cost excludes costs incurred prior to the start of redevelopment when indicated. With respect to communities where development or redevelopment was completed in a prior or the current period, Total Capital Cost reflects the actual cost incurred, plus any contingency estimate made by management. Total Capital Cost for communities identified as having joint venture ownership, either during construction or upon construction completion, represents the total projected joint venture contribution amount. For joint ventures not in construction as presented on Attachment 11, Total Capital Cost is equal to gross real estate cost.
Initial Year Market Cap Rate is defined by the Company as Projected NOI of a single community for the first 12 months of operations (assuming no repositioning), less estimates for non-routine allowance of approximately $200 — $300 per apartment home, divided by the gross sales price for the community. Projected NOI, as referred to above, represents management’s estimate of projected rental revenue minus projected operating expenses before interest, income taxes (if any), depreciation, amortization and extraordinary items. For this purpose, management’s projection of operating expenses for the community includes a management fee of 3.0% — 3.5%. The Initial Year Market Cap Rate, which may be determined in a different manner by others, is a measure frequently used in the real estate industry when determining the appropriate purchase price for a property or estimating the value for a property. Buyers may assign different Initial Year Market Cap Rates to different communities when determining the appropriate value because they (i) may project different rates of change in operating expenses and capital expenditure estimates and (ii) may project different rates of change in future rental revenue due to different estimates for changes in rent and occupancy levels. The weighted average Initial Year Market Cap Rate is weighted based on the gross sales price of each community.
Unleveraged IRR on sold communities refers to the internal rate of return calculated by the Company considering the timing and amounts of (i) total revenue during the period owned by the Company and (ii) the gross sales price net of selling costs, offset by (iii) the undepreciated capital cost of the communities at the time of sale and (iv) total direct operating expenses during the period owned by the Company. Each of the items (i), (ii), (iii) and (iv) are calculated in accordance with GAAP.
The calculation of Unleveraged IRR does not include an adjustment for the Company’s general and administrative expense, interest expense, or corporate-level property management and other indirect operating expenses.

Attachment 13 (continued)
Therefore, Unleveraged IRR is not a substitute for net income as a measure of our performance. Management believes that the Unleveraged IRR achieved during the period a community is owned by the Company is useful because it is one indication of the gross value created by the Company’s acquisition, development or redevelopment, management and sale of a community, before the impact of indirect expenses and Company overhead. The Unleveraged IRR achieved on the communities as cited in this release should not be viewed as an indication of the gross value created with respect to other communities owned by the Company, and the Company does not represent that it will achieve similar Unleveraged IRRs upon the disposition of other communities. The weighted average Unleveraged IRR for sold communities is weighted based on all cash flows over the holding period for each respective community, including net sales proceeds.
Leverage is calculated by the Company as total debt as a percentage of Total Market Capitalization. Total Market Capitalization represents the aggregate of the market value of the Company’s common stock, the market value of the Company’s operating partnership units outstanding (based on the market value of the Company’s common stock), the liquidation preference of the Company’s preferred stock and the outstanding principal balance of the Company’s debt. Management believes that Leverage can be one useful measure of a real estate operating company’s long-term liquidity and balance sheet strength, because it shows an approximate relationship between a company’s total debt and the current total market value of its assets based on the current price at which the Company’s common stock trades. Changes in Leverage also can influence changes in per share results. A calculation of Leverage as of March 31, 2008 is as follows (dollars in thousands):

Total debt	$3,680,961

Common stock	7,429,330
Preferred stock	100,000
Operating partnership units	6,179
Total debt	3,680,961

Total market capitalization	11,216,470

Debt as % of capitalization	32.8%

Because Leverage changes with fluctuations in the Company’s stock price, which occur regularly, the Company’s Leverage may change even when the Company’s earnings, interest and debt levels remain stable. Investors should also note that the net realizable value of the Company’s assets in liquidation is not easily determinable and may differ substantially from the Company’s Total Market Capitalization.
Unencumbered NOI as calculated by the Company represents NOI generated by real estate assets unencumbered by either outstanding secured debt or land leases (excluding land leases with purchase options that were put in place for governmental incentives or tax abatements) as a percentage of total NOI generated by real estate assets. The Company believes that current and prospective unsecured creditors of the Company view Unencumbered NOI as one indication of the borrowing capacity of the Company. Therefore, when reviewed together with the Company’s Interest Coverage, EBITDA and cash flow from operations, the Company believes that investors and creditors view Unencumbered NOI as a useful supplemental measure for determining the financial flexibility of an entity. A calculation of Unencumbered NOI for the three months ended March 31, 2008 is as follows (dollars in thousands):

NOI for Established Communities	$106,298
NOI for Other Stabilized Communities	18,889
NOI for Development/Redevelopment Communities	15,598
NOI for discontinued operations	3,016

Total NOI generated by real estate assets	143,801
NOI on encumbered assets	28,469

NOI on unencumbered assets	115,332

Unencumbered NOI	80.2%

Established Communities are identified by the Company as communities where a comparison of operating results from the prior year to the current year is meaningful, as these communities were owned and had Stabilized

Attachment 13 (continued)
Operations, as defined below, as of the beginning of the prior year. Therefore, for 2008, Established Communities are consolidated communities that have Stabilized Operations as of January 1, 2007 and are not conducting or planning to conduct substantial redevelopment activities within the current year. Established Communities do not include communities that are currently held for sale or planned for disposition during the current year.
Development Communities are communities that are under construction and for which a final certificate of occupancy has not been received. These communities may be partially complete and operating.
Redevelopment Communities are communities where substantial redevelopment is in progress or is planned to begin during the current year. For wholly-owned communities, redevelopment is considered substantial when capital invested during the reconstruction effort is expected to exceed the lesser of $5,000,000 or 10% of the community’s acquisition cost. The definition of substantial redevelopment may differ for communities that are not wholly-owned.
Average Rental Rates are calculated by the Company as rental revenue in accordance with GAAP, divided by the weighted average number of occupied apartment homes.
Economic Occupancy is defined as total possible revenue less vacancy loss as a percentage of total possible revenue. Total possible revenue is determined by valuing occupied units at contract rates and vacant units at Market Rents. Vacancy loss is determined by valuing vacant units at current Market Rents. By measuring vacant apartments at their Market Rents, Economic Occupancy takes into account the fact that apartment homes of different sizes and locations within a community have different economic impacts on a community’s gross revenue.
Market Rents as reported by the Company are based on the current market rates set by the managers of the Company’s communities based on their experience in renting their communities’ apartments and publicly available market data. Trends in market rents for a region as reported by others could vary. Market Rents for a period are based on the average Market Rents during that period and do not reflect any impact for cash concessions.
Non-Revenue Generating Capex represents capital expenditures that will not directly result in revenue earnings or expense savings.
Stabilized/Restabilized Operations is defined as the earlier of (i) attainment of 95% physical occupancy or (ii) the one-year anniversary of completion of development or redevelopment.
Average Rent per Home, as calculated for certain Development and Redevelopment Communities in lease-up, reflects (i) actual average leased rents for those apartments leased through the end of the quarter net of estimated stabilized concessions, (ii) estimated market rents net of comparable concessions for all unleased apartments and (iii) includes actual and estimated other rental revenue. For Development and Redevelopment Communities not yet in lease-up, Average Rent per Home reflects management’s projected rents.
Development Rights are development opportunities in the early phase of the development process for which the Company either has an option to acquire land or enter into a leasehold interest, for which the Company is the buyer under a long-term conditional contract to purchase land or where the Company owns land to develop a new community. The Company capitalizes related predevelopment costs incurred in pursuit of new developments for which future development is probable.